Exhibit 99.2

STAGEWISE STRATEGIES CORP.

BALANCE SHEETS

	As of June 30, 2026 (Unaudited)	As of September 30, 2025 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	44,485	4,573
Total Current Assets	$44,485	$4,573
Other Assets
Intangible Assets, net	121,872	152,216
Prepaid expenses	8,250	8,078
Total Other Assets	$130,122	$160,294
TOTAL ASSETS	$174,607	$164,867

LIABILITIES & STOCKHOLDERS’ EQUITY

Liabilities
Accounts Payable	-	8,599
Deferred revenue	-	14,602
Loan from Related Parties	-	218,700
Deposit for Common Stock	44,500	-
Total Current Liabilities	$44,500	$241,901
Total Liabilities	$44,500	$241,901
Stockholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 4,044,334 shares issued and outstanding as of June 30, 2026 and 5,044,334 as of September 30, 2025	4,044	5,044
Additional Paid-in Capital	251,597	30,286
Accumulated Deficit	(125,534)	(112,364)
Total Stockholders’ Equity	$130,107	$(77,034)
TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$174,607	$164,867

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30, 2026	Three months ended June 30, 2025	Nine months ended June 30, 2026	Nine months ended June 30, 2025
Revenue	$11,307	$8,196	$55,774	$77,886
Gross Profit	$11,307	$8,196	$55,774	$77,886
Operating Expenses
Office rent	142	442	353	542
Office Expenses	160	-	160	-
Postage and Delivery	-	-	-	-
Bank Service Charges	16	88	24	361
Business Licenses and Permits	-	-	150	200
Dues & Subscriptions	-	30	-	30
Website CRO expenses	-	9,000	-	9,000
Depreciation Expense	10,114	9,924	30,344	23,692
Professional Fees	8,358	22,953	37,836	42,452
SEO Services	-	4,251	803	9,919
Marketing Services	-	8,748	4,568	20,412
Server Lease	-	2,800	2,707	5,600
Website and API Expenses	-	-	4,000	-
Website Technical Support (refund)	-	3,000	(12,000)	3,000
Total operating expenses	$18,790	$61,236	$68,944	$115,208
Loss from Operations	$(7,483)	$(53,040)	$(13,170)	$(37,322)
Other Income (Expense)
Interest Income	-	-	-	3
Total Other Income	$-	$-	$-	$3
Net Loss	$(7,483)	$(53,040)	$(13,170)	$(37,319)
Net Loss per Common Share – Basic & Diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)
Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,044,334	5,044,334	4,352,027	4,734,839

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Number of common stock		Additional
	Shares	Amount $0.001 par value	Paid-in- Capital	Accumulated deficit	Total
Balance as of September 30, 2024	4,134,000	$4,134	$3,886	$(37,606)	$(29,586)
Shares issued for cash	509,667	510	14,780	-	15,290
Net income	-	-	-	27,700	27,700
Balance as of December 31, 2024	4,643,667	$4,644	$18,666	$(9,906)	$13,404
Shares issued for cash	400,667	400	11,620	-	12,020
Net loss	-	-	-	(11,980)	(11,980)
Balance as of March 31, 2025	5,044,334	$5,044	$30,286	$(21,886)	$13,444
Shares issued for cash	-	-	-	-	-
Net loss	-	-	-	(53,040)	(53,040)
Balance as of June 30, 2025	5,044,334	$5,044	$30,286	$(74,925)	$(39,595)
Balance as of September 30, 2025	5,044,334	$5,044	$30,286	$(112,364)	$(77,034)
Shares Cancelled	(1,000,000)	(1,000)	1,000	-	-
Net loss	-	-	-	(14,243)	(14,243)
Balance as of December 31, 2025	4,044,334	$4,044	$31,286	$(126,607)	$(91,277)
Shares issued for cash	-	-	-	-	-
Net income	-	-	-	8,556	8,556
Balance as of March 31, 2026	4,044,334	$4,044	$31,286	$(118,051)	$(82,721)
Shareholder Contribution for Repayment of Loan from Related Parties	-	-	220,311	-	220,311
Net Loss	-	-	-	(7,483)	(7,483)
Balance as of June 30, 2026	4,044,334	$4,044	$251,597	$(125,534)	$130,107

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CASH FLOWS

	Nine months ended June 30, 2026	Nine months ended June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(13,170)	$(37,319)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid expenses	(172)	(30,345)
Accounts payable	(8,599)	(4,901)
Deferred revenue	(14,602)	8,028
Deposit for common stock	44,500	-
Amortization expense	30,344	23,692
Net cash provided by (used in) Operating Activities	$38,301	$(40,845)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible assets	-	(82,450)
Net cash provided by (used in) Investing Activities	$-	$(82,450)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the Sale of Common Stock	-	910
Additional Paid-in Capital	-	26,400
Proceeds from Loan from Related Parties	13,611	84,870
Repayment to Loan from Related Parties	(12,000)	-
Net cash provided by Financing Activities	$1,611	$112,180

Cash at beginning of period	$4,573	$11,343
Cash at end of period	$44,485	$228
Net cash increase (decrease) for period	$39,912	$(11,115)

Supplemental Non-Cash Investing and Financing Activities
Repayment of Loan from Related Parties	220,311	-

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2026

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

StageWise Strategies Corp. (“Company”) was incorporated on July 03, 2023 under the laws of Nevada. We specialize in delivering comprehensive search engine optimization (SEO) services aimed at increasing online visibility and improving organic search performance for businesses across a wide range of industries. By utilizing advanced data analytics and proprietary algorithms, we offer tailored keyword research and implementation strategies to effectively promote clients’ products and services in the digital marketplace.

Our service offers an intelligent approach to website promotion, emphasizing a strong online presence for entrepreneurs. Our aim is to provide accessible tools for success, including trials for users to explore the service benefits. We present three monthly subscription plans: Basic, Standard, and Premium, each with expanding functionality and request allowances.

Our subscription-based API tool is tailored to provide a significantly expanded quota of queries. This enhancement elevates the quality of business development strategies, delivering advantages for entrepreneurs managing multiple concurrent projects. Users have the capability to export the acquired keywords, facilitating their utilization in content creation, search engine optimization, contextual advertising, or any other relevant applications.

Our website (https://stagewise.net/) emphasizes an extensive database. This database contains answers to a wide range of questions related to business promotion, as well as various scenarios for the realization of business projects. Using free version of our website clients gain one-attempt search trial per day that can assist them with 15 most useful keywords and provide a descriptive guidance on a daily basis.

Our platform allows entrepreneurs to maintain a comprehensive focus on all their projects, regardless of their stage, whether they are startups or well-established businesses. With the assistance of our platform’s tips and guidance, entrepreneurs can systematically promote each project, ensuring a high-quality approach every step of the way.

Our company offers a powerful and user-friendly service that assists entrepreneurs in promoting their businesses. By leveraging CEO technology, our website provides invaluable keywords, comprehensive concise descriptions from a vast self-developed database of business promotion expertise. Through a paid subscription, entrepreneurs gain advanced search-based support with a specific number of monthly requests. Using our website, entrepreneurs effectively manage multiple projects, receive expert guidance, and connect with professional executors for each new idea.

Our website also features an “AI-Powered Social Media Content Generator” API. API enables the effortless creation of platform-specific social media posts for Instagram, Facebook, Twitter, LinkedIn, TikTok, and other platforms. Optimized for maximum engagement, the API provides SEO-friendly content tailored to meet each platform’s unique formatting and algorithmic preferences. Designed to deliver real-time updates, it generates posts that reflect the latest social media trends, supporting brands in increasing their visibility and fostering viral engagement. This AI-powered solution represents a significant expansion of the Company’s service offerings in the area of digital marketing.

NOTE 2 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had generated $55,774 of revenue and net loss of $13,170 for the nine months ended June 30, 2026. Additionally, the Company is reporting accumulated deficit of $125,534 as of June 30, 2026. These factors indicate that the Company continues as a going concern.

The Company’s capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to increase sales but is prepared to finance operating expenses, if necessary, from cash on hand, as well as loans from directors and/or private placements of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 fiscal year-end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of Current Assets in the form of intangible assets and Current Liabilities in the form of Related Party Loan. The carrying amounts of these financial instruments approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2026, the Company held $44,485 in cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Revenue

In accordance with ASC 606, revenue is measured based on a consideration specified with a customer and recognized when we satisfy the performance obligation specified with a customer. The Company is providing API subscriptions on identifying and analyzing keywords for search engine optimization purposes.

For the nine months ended June 30, 2026 and 2025, we generated total revenue of $55,774 and $77,886, respectively.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 4 – COMMON STOCK

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On December 23, 2025, the Company entered into a Stock Cancellation Agreement (the “Agreement”) with Victor Balan, the Company’s President, Secretary, Treasurer, Director and Chief Executive Officer. Pursuant to the Agreement, Victor Balan voluntarily surrendered 1,000,000 shares of the Company’s common stock for cancellation, without receiving any cash or other consideration in exchange.

As a result of the cancellation, Victor Balan beneficially owned 1,000,000 shares of common stock, which he subsequently sold to Jakhongir Abidovich Artikkhodjaev on June 5, 2026 in connection with the change in control.

During the nine months ended June 30, 2026, the Company issued no shares of common stock. On June 30, 2026, the Company entered into a Share Subscription Agreement with Jakhongir Abidovich Artikkhodjaev, the Company’s controlling shareholder, pursuant to which the Subscriber agreed to purchase 1,000,000 shares of common stock for an aggregate purchase price of $250,000. As of June 30, 2026, the Company had received a portion of the purchase price amounting to US$44,500, which was recorded as an advance payment for ordinary shares. As of June 30, 2026, the Company had 4,044,334 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company’s financial needs, it may receive advances from related parties until it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing.

Related Party Loan

On November 25, 2024, the Company entered into a Loan Agreement with Victor Balan, who served as the Company’s President, Director, Treasurer, Secretary, and CEO. Under this agreement, Mr. Balan agreed to provide the Company with a non-interest-bearing, fully secured loan in the amount of $200,000. This loan replaced the debt previously assigned to him by the former officer and director of the Company. On April 1, 2025, the loan agreement was amended, increasing the facility amount to $350,000. The loan was for working capital purposes, was interest-free, and had no fixed payment terms other than the maturity date of March 31, 2030. As of June 30, 2026, the outstanding balance owed by the Company to Victor Balan under the amended loan agreement was $0, following the execution of the Share Subscription Agreement on June 5, 2026 which required the payment of the related party loan.

Change in Control

On June 5, 2026, Jakhongir Abidovich Artikkhodjaev completed the purchase of 3,000,000 shares of common stock of the Company, consisting of 1,000,000 shares purchased from Victor Balan for $250,000 and 2,000,000 shares purchased from Yuliia Zaporozhan for $500,000, pursuant to separate Securities Purchase Agreements dated June 5, 2026. The aggregate purchase price of $750,000 was paid in cash by the Purchaser using his personal funds; no funds of the Company were involved in these transactions. As a result, the Purchaser acquired a controlling interest in the Company.

Executive Officers & Board of Directors

In connection with the change of control, Viktor Balan resigned from his positions as President, Secretary, Treasurer, Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), and Alarcon Martinez Marcelo Ramon and Anna Toczko each resigned as a member of the Board, each effective as of June 5, 2026.

Also effective as of June 5, 2026, the Board appointed Elmurod Sopiev, as Chief Executive Officer of the Company and Temur Zokirov, as Chief Financial Officer and Secretary of the Company.

The Board also appointed Mr. Zokirov, as Chairman of the Board, Bahtiyor Kadirov, as an independent director on the Board, and Elina Davidyan, as an independent director on the Board to fill the vacancies created by the foregoing resignations.

There are no family relationships between any of our newly appointed officers and directors, and there are no transactions in which any of such officers or directors has an interest requiring disclosure under Item 404(a) of Regulations S-K. There is no arrangement or understanding between any of the newly appointed officers or directors and any other person pursuant to which he or she was appointed as an officer or director of the Company.

Capital Contribution and Share Subscription

On June 30, 2026, the Company received a payment of $44,500 from Jakhongir Abidovich Artikkhodjaev toward the $250,000 purchase price under the Share Subscription Agreement. This amount is recorded as a Deposit for Common Stock as of June 30, 2026.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company was not subject to any legal proceedings from the period July 03, 2023 (Inception) to June 30, 2026, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – INTANGIBLE ASSET

The Company accounts for its intangible assets in accordance with ASC 350-40, “Internal-Use Computer Software - Computer Software Developed or Obtained for Internal Use,” and ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC 350-40 requires assets to be carried at the cost of developing the asset and requires that an intangible asset be amortized over its useful life and that the useful life be assessed at each reporting period to determine whether events or circumstances require a revision of the remaining useful life. If the useful life estimates changes, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

The Company owns the following intangible assets: a website and API software. The Company capitalized $70,400 in website development costs, amortized over five years. Website development occurred between August 2023 and February 2024.

Between September 2024 and April 2025, the Company developed the Social Media Content Generator AI API and capitalized $129,750 in development costs. The capitalized costs are amortized on a straight-line basis over five years.

Total intangible assets as of June 30, 2026 were $121,872. Amortization expense for the nine months ended June 30, 2026 was $30,344.

NOTE 8 – FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 9 – SUBSEQUENT EVENTS

On July 17, 2026, pursuant to the Subscription Agreement, the Company issued and sold to Jakhongir Abidovich Artikkhodjaev 1,000,000 shares of the Company’s Common Stock upon receipt of the remaining $205,500 of $250,000 purchase price.